UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 23, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Hudson Highland Group, Inc. (the “Company”) approved an amendment to the Hudson Highland Group, Inc. 2008 Incentive Compensation Program. The amendment provides that, for purposes of determining the Company’s earnings before income tax (“EBIT”) to determine whether bonus performance targets have been met, EBIT will be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, will exclude the effects of (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting regulations or laws, (iii) changes in the value of individual balance sheet items in excess of $1 million that impact the income statement, and (iv) mergers or acquisitions, that in all of the foregoing the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. The impact of these exclusions on the bonuses for the Company’s named executive officers is not determinable at this time.

A summary of the Hudson Highland Group, Inc. 2008 Incentive Compensation Program, as amended, is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Summary of Hudson Highland Group, Inc. 2008 Incentive Compensation Program, as Amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: April 28, 2008	By:	/s/ Mary Jane Raymond
Mary Jane Raymond Executive Vice President and Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number

(10.1)	Summary of Hudson Highland Group, Inc. 2008 Incentive Compensation Program, as Amended.